Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2025 Financial Results

Performance Reflects Continued Loan and Deposit Growth,

Solid Credit Quality, Expanded Revenue, and Strong Profitability Metrics

JACKSON, Miss. – January 27, 2026 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $57.9 million in the fourth quarter of 2025, representing diluted earnings per share of $0.97. For the full year, Trustmark’s net income totaled $224.1 million, representing diluted earnings per share of $3.70. Trustmark’s net income in 2025 produced a return on average tangible equity of 12.97% and a return on average assets of 1.21%.

Trustmark’s Board of Directors announced a 4.2% increase in its regular quarterly dividend to $0.25 per share from $0.24 per share. The Board declared the dividend payable March 15, 2026, to shareholders of record on March 1, 2026. This action, which reflects Trustmark’s profitability and financial strength, raises the indicated annual dividend rate to $1.00 per share from $0.96 per share.

2025 Highlights

•
Net interest income (FTE) totaled $647.2 million, up 8.4% in 2025, to produce a net interest margin of 3.80%, up 29 basis points from the prior year
•
Wealth management revenue totaled $40.1 million, up 7.7% in 2025
•
Mortgage banking revenue totaled $33.1 million in 2025, up 24.2% from the prior year
•
Total revenue reached a record level of $799.8 million in 2025
•
Noninterest expense totaled $512.2 million in 2025, an increase of 5.5% from the prior year
•
Loans held for investment (HFI) increased $584.3 million, or 4.5%, in 2025
•
Net charge-offs represented 0.13% of average loans in 2025
•
Deposits increased $391.6 million, or 2.6%, in 2025
•
Capital ratios remained strong during 2025
•
Repurchased 2.2 million shares of common stock, or 3.5% of shares outstanding at December 31, 2024
•
Returned approximately 61.8% of net income in 2025 to shareholders through dividends and share repurchase activity
•
Continued technology and infrastructure investments to enhance efficiency and productivity

Duane A. Dewey, President and CEO, commented, “Trustmark achieved record earnings in 2025, reflecting significant achievement across our diverse financial services businesses. Our traditional banking business drove continued loan and deposit growth, a strong net interest margin and solid credit quality. Mortgage banking achieved increased production and significant improvement in profitability while revenue in our wealth management business reached an all-time high.

“We have a tremendous team of associates focused on expanding customer relationships and demonstrating the value Trustmark can provide as their trusted financial partner. Looking forward, we will continue to build upon this momentum and pursue opportunities to leverage investments in technology that will broaden our reach, enhance customer experience, and improve efficiency. Trustmark is well-positioned to meet the needs of our customers and build long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI totaled $13.7 billion at December 31, 2025, up 0.9% from the prior quarter and 4.5% year- over-year
•
Deposits totaled $15.5 billion at December 31, 2025, down 0.8% from the previous quarter and up 2.6% year-over-year
•
Maintained strong capital position with CET1 ratio of 11.72% and total risk-based capital ratio of 14.41%
•
Enhanced capital base with issuance of $175.0 million of subordinated debt; proceeds used to repay $125.0 million of existing subordinated debt and for general corporate purposes
•
Repurchased $80.0 million, or approximately 2.2 million shares, of common stock during the year, including $43.0 million, or 1.1 million shares, in the fourth quarter of 2025

Loans HFI totaled $13.7 billion at December 31, 2025, reflecting an increase of $126.1 million, or 0.9%, linked-quarter and an increase of $584.3 million, or 4.5%, year-over-year. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.5 billion at December 31, 2025, down $131.2 million, or 0.8%, from the prior quarter driven in part by a decrease in public fund deposits of $219.1 million. Year-over-year, deposits increased $391.6 million, or 2.6%, driven by growth in commercial and personal balances of $567.8 million, or 4.4%. Trustmark continues to maintain a strong liquidity position as loans HFI represented 88.2% of total deposits at year-end 2025. Noninterest-bearing deposits represented 19.6% of total deposits at December 31, 2025. Interest-bearing deposit costs totaled 2.16% for the fourth quarter, a decrease of 16 basis points linked-quarter, while the cost of total deposits was 1.72%, a decrease of 12 basis points from the prior quarter.

Trustmark’s capital position remained strong, reflecting the strength and diversity of its financial services businesses. During the fourth quarter of 2025, Trustmark Corporation issued $175.0 million of 6.00% fixed-to-floating rate subordinated notes due in 2035, the proceeds of which were used to repay $125.0 million of existing subordinated debt and for general corporate purposes, further strengthening its regulatory capital position. At December 31, 2025, Trustmark’s tangible equity to tangible assets ratio was 9.61%, while the total risk-based capital ratio was 14.41%.

During the fourth quarter, Trustmark repurchased $43.0 million, or approximately 1.1 million of its common shares. During the twelve months ended December 31, 2025, Trustmark repurchased $80.0 million, or approximately 2.2 million of its common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2026, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2026. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. Tangible book value per share was $30.28 at December 31, 2025, an increase of 2.3% from the prior quarter and 13.5% from the prior year.

Credit Quality

•
Net charge-offs (NCOs) totaled $7.6 million in the fourth quarter, including one charge-off on an individually analyzed loan totaling $5.9 million, which was reserved for in prior periods; NCOs represented 0.22% of average loans in the fourth quarter and 0.13% of average loans for the year
•
Total provision for credit losses totaled $1.2 million in the fourth quarter
•
Allowance for credit losses (ACL) represented 1.15% of loans HFI and 209.18% of nonaccrual loans, excluding individually analyzed loans at year-end

Nonaccrual loans totaled $84.4 million at December 31, 2025, an increase of $436 thousand from the prior quarter and $4.3 million year-over-year. Other real estate totaled $7.0 million, reflecting a decrease of $1.4 million from the prior quarter and an increase of $1.0 million from the prior year. Collectively, nonperforming assets totaled $91.3 million, representing 0.65% of loans HFI and held for sale at December 31, 2025.

The total provision for credit losses (loans HFI and off-balance sheet credit exposures) was $1.2 million in the fourth quarter compared to $1.7 million in the third quarter and $7.5 million in the fourth quarter of 2024. The provision for credit losses for loans HFI was a negative $550 thousand in the fourth quarter and was primarily attributable to positive credit migration partially offset by loan growth and changes in the macroeconomic forecast. The provision for credit losses for off-balance sheet credit exposures was $1.8 million in the fourth quarter, primarily driven by changes in the macroeconomic forecast and an increase in unfunded commitments partially offset by positive credit migration.

Allocation of Trustmark’s $157.1 million ACL on loans HFI represented 0.91% of commercial loans and 1.94% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.15% at December 31, 2025. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Revenue totaled $204.1 million, up 0.9% linked-quarter
•
Net interest income (FTE) totaled $165.8 million in the fourth quarter, up 0.4% linked-quarter
•
Net interest margin totaled 3.81% in the fourth quarter, down 2 basis points from the prior quarter
•
Noninterest income totaled $41.2 million, up 3.3% from the prior quarter, representing 20.2% of total revenue in the fourth quarter

Revenue in the fourth quarter totaled $204.1 million, an increase of $1.7 million, or 0.9%, from the prior quarter, reflecting growth in net interest income and noninterest income. In 2025, total revenue was $799.8 million, an increase of $238.8 million, or 42.6%, compared to revenue from continuing operations in 2024 and $59.2 million, or 8.0%, relative to revenue from adjusted continuing operations(1) in the prior year.

Net interest income (FTE) in the fourth quarter totaled $165.8 million, resulting in a net interest margin of 3.81%, down 2 basis points from the prior quarter reflecting the accelerated amortization of capitalized costs related to the 2020 subordinated debt issue refinanced during the quarter. Noninterest income in the fourth quarter totaled $41.2 million, an increase of $1.3 million, or 3.3%, from the prior quarter. The linked-quarter change reflected growth in wealth management, bank card and other fees, and other, net, offset in part by declines in mortgage banking and service charges on deposit accounts revenue.

Wealth management revenue totaled $11.1 million in the fourth quarter, up 13.6% from the prior quarter and 19.5% from the prior year. The linked-quarter change is attributable to increased trust and investment management and brokerage revenue. In 2025, wealth management revenue totaled $40.1 million, up $2.9 million, or 7.7%, from the prior year, reflecting expanded brokerage and trust and investment management revenue.

Mortgage loan production in the fourth quarter totaled $393.3 million, an increase of 1.0% linked-quarter and 5.7% year-over-year. Mortgage banking revenue totaled $7.5 million in the fourth quarter, a decrease of $655 thousand from the prior quarter and an increase of $139 thousand year-over-year. The linked-quarter decrease is primarily attributable to mortgage servicing asset valuation. In 2025, mortgage loan production totaled $1.5 billion, an increase of 7.8% from the prior year. Mortgage banking revenue totaled $33.1 million in 2025, up $6.5 million, or 24.2% from the prior year.

Service charges on deposit accounts totaled $11.2 million in the fourth quarter, relatively unchanged from the prior quarter and year-over-year. In 2025, service charges on deposit accounts totaled $43.7 million, down $726 thousand, or 1.6%, from the prior year. Bank card and other fees totaled $8.6 million in the fourth quarter, an increase of $328 thousand, or 3.9%, from the prior quarter and a decrease of $71 thousand, or 0.8%, year-over-year. The linked-quarter change is principally due to increased customer derivative revenue. In 2025, bank card and other fees totaled $33.4 million and were relatively unchanged from the prior year.

Noninterest Expense

•
Noninterest expense increased $1.2 million, or 0.9%, linked-quarter
•
Salaries and employee benefits expense increased $3.6 million, or 5.0%, linked-quarter
•
Services and fees decreased $1.4 million, or 4.9%, linked-quarter
•
Other expense decreased $1.5 million, or 8.8%, linked-quarter

Noninterest expense totaled $132.2 million in the fourth quarter, an increase of $1.2 million, or 0.9%, from the prior quarter and $7.7 million, or 6.2%, year-over-year. Salaries and employee benefits expense in the fourth quarter totaled $75.1 million, an increase of $3.6 million, or 5.0%, from the prior quarter and $5.9 million, or 8.5%, year-over-year. The linked-quarter increase was driven principally by year-end incentives and brokerage commissions. Services and fees in the fourth quarter totaled $27.4 million, down $1.4 million, or 4.9%, from the prior quarter reflecting lower business process outsourcing costs and professional fees. Year-over-year, services and fees increased $677 thousand, or 2.5%. Other expense decreased $1.5 million, or 8.8%, linked-quarter to $15.0 million principally due to reduced other real estate expense, net. Year-over-year, other expense decreased $101 thousand, or 0.7%.

(1) Please refer to Consolidated Financial Information, Note 1 – Significant Non-Routine Transactions and Note 8 – Non-GAAP Financial Measures.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 28, 2026, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, February 11, 2026, in archived format at the same web address or by calling (877) 344-7529, passcode 6669479.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates, conditions and changes, including volatility, in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels, a slowdown in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the current United States presidential administration’s policies, changes to the credit rating of U.S. Government securities and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2025	9/30/2025	12/31/2024	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,815,943	$1,740,647	$1,708,226	$75,296	4.3%	$107,717	6.3%
Securities HTM-taxable	1,236,827	1,279,020	1,346,141	(42,193)	-3.3%	(109,314)	-8.1%
Securities HTM-nontaxable	—	—	—	—	n/m	—	n/m
Total securities	3,052,770	3,019,667	3,054,367	33,103	1.1%	(1,597)	-0.1%
Loans (includes loans held for sale)	13,861,953	13,702,038	13,275,762	159,915	1.2%	586,191	4.4%
Other earning assets	369,748	389,021	422,083	(19,273)	-5.0%	(52,335)	-12.4%
Total earning assets	17,284,471	17,110,726	16,752,212	173,745	1.0%	532,259	3.2%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(161,147)	(167,775)	(157,659)	6,628	4.0%	(3,488)	-2.2%
Other assets	1,609,123	1,627,362	1,627,890	(18,239)	-1.1%	(18,767)	-1.2%
Total assets	$18,732,447	$18,570,313	$18,222,443	$162,134	0.9%	$510,004	2.8%

Interest-bearing demand deposits (1)	$8,000,614	$7,747,480	$7,789,318	$253,134	3.3%	$211,296	2.7%
Savings deposits (1)	963,759	976,664	983,292	(12,905)	-1.3%	(19,533)	-2.0%
Time deposits	3,447,188	3,439,180	3,265,358	8,008	0.2%	181,830	5.6%
Total interest-bearing deposits	12,411,561	12,163,324	12,037,968	248,237	2.0%	373,593	3.1%
Fed funds purchased and repurchases	402,772	419,802	357,798	(17,030)	-4.1%	44,974	12.6%
Other borrowings	178,487	283,629	218,244	(105,142)	-37.1%	(39,757)	-18.2%
Subordinated notes	160,786	123,831	123,666	36,955	29.8%	37,120	30.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,215,462	13,052,442	12,799,532	163,020	1.2%	415,930	3.2%
Noninterest-bearing deposits	3,185,575	3,194,587	3,192,358	(9,012)	-0.3%	(6,783)	-0.2%
Other liabilities	204,636	232,911	257,990	(28,275)	-12.1%	(53,354)	-20.7%
Total liabilities	16,605,673	16,479,940	16,249,880	125,733	0.8%	355,793	2.2%
Shareholders' equity	2,126,774	2,090,373	1,972,563	36,401	1.7%	154,211	7.8%
Total liabilities and equity	$18,732,447	$18,570,313	$18,222,443	$162,134	0.9%	$510,004	2.8%

(1) During the first quarter of 2025, Trustmark ceased the daily sweep from low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2025	9/30/2025	12/31/2024	$ Change	% Change	$ Change	% Change
Cash and due from banks	$668,007	$732,826	$567,251	$(64,819)	-8.8%	$100,756	17.8%
Securities available for sale	1,876,830	1,814,245	1,692,534	62,585	3.4%	184,296	10.9%
Securities held to maturity	1,207,454	1,268,459	1,335,385	(61,005)	-4.8%	(127,931)	-9.6%
Loans held for sale (LHFS)	278,789	228,141	200,307	50,648	22.2%	78,482	39.2%
Loans held for investment (LHFI)	13,674,233	13,548,156	13,089,942	126,077	0.9%	584,291	4.5%
ACL LHFI	(157,071)	(165,242)	(160,270)	8,171	4.9%	3,199	2.0%
Net LHFI	13,517,162	13,382,914	12,929,672	134,248	1.0%	587,490	4.5%
Premises and equipment, net	225,658	227,805	235,410	(2,147)	-0.9%	(9,752)	-4.1%
Mortgage servicing rights	131,289	131,676	139,317	(387)	-0.3%	(8,028)	-5.8%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Other real estate	6,957	8,325	5,917	(1,368)	-16.4%	1,040	17.6%
Operating lease right-of-use assets	32,152	33,012	34,668	(860)	-2.6%	(2,516)	-7.3%
Other assets (1)	646,308	639,502	677,356	6,806	1.1%	(31,048)	-4.6%
Total assets	$18,925,211	$18,801,510	$18,152,422	$123,701	0.7%	$772,789	4.3%

Deposits:
Noninterest-bearing	$3,036,504	$3,321,132	$3,073,565	$(284,628)	-8.6%	$(37,061)	-1.2%
Interest-bearing	12,463,280	12,309,842	12,034,610	153,438	1.2%	428,670	3.6%
Total deposits	15,499,784	15,630,974	15,108,175	(131,190)	-0.8%	391,609	2.6%
Fed funds purchased and repurchases	445,000	420,000	324,008	25,000	6.0%	120,992	37.3%
Other borrowings	364,762	208,366	301,541	156,396	75.1%	63,221	21.0%
Subordinated notes	171,966	123,867	123,702	48,099	38.8%	48,264	39.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	27,951	26,186	29,392	1,765	6.7%	(1,441)	-4.9%
Operating lease liabilities	36,250	37,100	38,698	(850)	-2.3%	(2,448)	-6.3%
Other liabilities	195,965	178,893	202,723	17,072	9.5%	(6,758)	-3.3%
Total liabilities	16,803,534	16,687,242	16,190,095	116,292	0.7%	613,439	3.8%
Common stock	12,296	12,528	12,711	(232)	-1.9%	(415)	-3.3%
Capital surplus	81,951	123,435	157,899	(41,484)	-33.6%	(75,948)	-48.1%
Retained earnings	2,041,055	1,997,685	1,875,376	43,370	2.2%	165,679	8.8%
Accumulated other comprehensive income (loss), net of tax	(13,625)	(19,380)	(83,659)	5,755	29.7%	70,034	83.7%
Total shareholders' equity	2,121,677	2,114,268	1,962,327	7,409	0.4%	159,350	8.1%
Total liabilities and equity	$18,925,211	$18,801,510	$18,152,422	$123,701	0.7%	$772,789	4.3%

(1) Trustmark reclassified its identifiable intangible assets, net to other assets. The prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2025	9/30/2025	12/31/2024	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$211,716	$214,636	$211,019	$(2,920)	-1.4%	$697	0.3%
Interest on securities-taxable	26,587	26,625	26,196	(38)	-0.1%	391	1.5%
Interest on securities-tax exempt-FTE	—	—	—	—	n/m	—	n/m
Other interest income	3,967	4,233	5,128	(266)	-6.3%	(1,161)	-22.6%
Total interest income-FTE	242,270	245,494	242,343	(3,224)	-1.3%	(73)	0.0%
Interest on deposits	67,696	71,065	75,941	(3,369)	-4.7%	(8,245)	-10.9%
Interest on fed funds purchased and repurchases	4,089	4,626	4,036	(537)	-11.6%	53	1.3%
Other interest expense	4,659	4,585	3,922	74	1.6%	737	18.8%
Total interest expense	76,444	80,276	83,899	(3,832)	-4.8%	(7,455)	-8.9%
Net interest income-FTE	165,826	165,218	158,444	608	0.4%	7,382	4.7%
Provision for credit losses (PCL), LHFI	(550)	1,390	6,960	(1,940)	n/m	(7,510)	n/m
PCL, off-balance sheet credit exposures	1,765	295	502	1,470	n/m	1,263	n/m
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Net interest income after provision-FTE	164,611	163,533	150,982	1,078	0.7%	13,629	9.0%
Service charges on deposit accounts	11,184	11,251	11,228	(67)	-0.6%	(44)	-0.4%
Bank card and other fees	8,646	8,318	8,717	328	3.9%	(71)	-0.8%
Mortgage banking, net	7,527	8,182	7,388	(655)	-8.0%	139	1.9%
Wealth management	11,133	9,798	9,319	1,335	13.6%	1,814	19.5%
Other, net	2,745	2,382	4,298	363	15.2%	(1,553)	-36.1%
Securities gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income (loss)	41,235	39,931	40,950	1,304	3.3%	285	0.7%
Salaries and employee benefits	75,079	71,508	69,223	3,571	5.0%	5,856	8.5%
Services and fees	27,369	28,777	26,692	(1,408)	-4.9%	677	2.5%
Net occupancy-premises	7,835	7,774	7,195	61	0.8%	640	8.9%
Equipment expense	6,878	6,410	6,208	468	7.3%	670	10.8%
Other expense	15,011	16,464	15,112	(1,453)	-8.8%	(101)	-0.7%
Total noninterest expense	132,172	130,933	124,430	1,239	0.9%	7,742	6.2%
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	73,674	72,531	67,502	1,143	1.6%	6,172	9.1%
Tax equivalent adjustment	2,940	2,777	2,596	163	5.9%	344	13.3%
Income (loss) from cont. ops before income taxes	70,734	69,754	64,906	980	1.4%	5,828	9.0%
Income taxes from cont. ops	12,860	12,967	8,594	(107)	-0.8%	4,266	49.6%
Income (loss) from cont. ops	57,874	56,787	56,312	1,087	1.9%	1,562	2.8%
Income from discontinued operations (discont. ops) before income taxes	—	—	—	—	n/m	—	n/m
Income taxes from discont. ops	—	—	—	—	n/m	—	n/m
Income from discont. ops	—	—	—	—	n/m	—	n/m
Net income	$57,874	$56,787	$56,312	$1,087	1.9%	$1,562	2.8%

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.97	$0.94	$0.92	$0.03	3.2%	$0.05	5.4%
Basic earnings per share from discont. ops	$—	$—	$—	$—	n/m	$—	n/m
Basic earnings per share - total	$0.97	$0.94	$0.92	$0.03	3.2%	$0.05	5.4%

Diluted earnings (loss) per share from cont. ops	$0.97	$0.94	$0.92	$0.03	3.2%	$0.05	5.4%
Diluted earnings per share from discont. ops	$—	$—	$—	$—	n/m	$—	n/m
Diluted earnings per share - total	$0.97	$0.94	$0.92	$0.03	3.2%	$0.05	5.4%

Dividends per share	$0.24	$0.24	$0.23	$—	0.0%	$0.01	4.3%

Weighted average shares outstanding
Basic	59,691,343	60,299,193	61,101,954
Diluted	59,950,488	60,540,158	61,367,825
Period end shares outstanding	59,012,423	60,126,376	61,008,023

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	12/31/2025	9/30/2025	12/31/2024	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$4,638	$3,475	$18,601	$1,163	33.5%	$(13,963)	-75.1%
Florida	442	460	305	(18)	-3.9%	137	44.9%
Mississippi (1)	73,045	62,502	42,203	10,543	16.9%	30,842	73.1%
Tennessee (2)	2,396	2,293	2,431	103	4.5%	(35)	-1.4%
Texas	3,870	15,225	16,569	(11,355)	-74.6%	(12,699)	-76.6%
Total nonaccrual LHFI	84,391	83,955	80,109	436	0.5%	4,282	5.3%
Other real estate
Alabama	409	656	170	(247)	-37.7%	239	n/m
Mississippi (1)	5,621	5,843	2,407	(222)	-3.8%	3,214	n/m
Tennessee (2)	927	927	1,079	—	0.0%	(152)	-14.1%
Texas	—	899	2,261	(899)	-100.0%	(2,261)	-100.0%
Total other real estate	6,957	8,325	5,917	(1,368)	-16.4%	1,040	17.6%
Total nonperforming assets	$91,348	$92,280	$86,026	$(932)	-1.0%	$5,322	6.2%

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,097	$4,853	$4,092	$244	5.0%	$1,005	24.6%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$98,939	$77,859	$71,255	$21,080	27.1%	$27,684	38.9%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	12/31/2025	9/30/2025	12/31/2024	$ Change	% Change	$ Change	% Change
Beginning Balance	$165,242	$168,237	$157,929	$(2,995)	-1.8%	$7,313	4.6%
PCL, LHFI	(550)	1,390	6,960	(1,940)	n/m	(7,510)	n/m
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs	(9,892)	(6,775)	(7,730)	(3,117)	-46.0%	(2,162)	-28.0%
Recoveries	2,271	2,390	3,111	(119)	-5.0%	(840)	-27.0%
Net (charge-offs) recoveries	(7,621)	(4,385)	(4,619)	(3,236)	-73.8%	(3,002)	-65.0%
Ending Balance	$157,071	$165,242	$160,270	$(8,171)	-4.9%	$(3,199)	-2.0%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(426)	$(3,069)	$(3,608)	$2,643	86.1%	$3,182	88.2%
Florida	204	2	8	202	n/m	196	n/m
Mississippi (1)	(1,468)	(1,520)	(1,319)	52	3.4%	(149)	-11.3%
Tennessee (2)	(82)	(182)	(208)	100	54.9%	126	60.6%
Texas	(5,849)	384	508	(6,233)	n/m	(6,357)	n/m
Total net (charge-offs) recoveries	$(7,621)	$(4,385)	$(4,619)	$(3,236)	-73.8%	$(3,002)	-65.0%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Securities AFS-taxable	$1,815,943	$1,740,647	$1,745,924	$1,726,291	$1,708,226	$1,757,402	$1,789,685
Securities HTM-taxable	1,236,827	1,279,020	1,303,195	1,325,185	1,346,141	1,285,795	1,388,531
Securities HTM-nontaxable	—	—	—	—	—	—	112
Total securities	3,052,770	3,019,667	3,049,119	3,051,476	3,054,367	3,043,197	3,178,328
Loans (includes loans held for sale)	13,861,953	13,702,038	13,543,505	13,320,276	13,275,762	13,608,688	13,283,829
Other earning assets	369,748	389,021	414,733	365,505	422,083	384,775	548,336
Total earning assets	17,284,471	17,110,726	17,007,357	16,737,257	16,752,212	17,036,660	17,010,493
ACL LHFI	(161,147)	(167,775)	(166,430)	(159,893)	(157,659)	(163,826)	(148,564)
Other assets	1,609,123	1,627,362	1,605,786	1,624,581	1,627,890	1,616,700	1,685,971
Total assets	$18,732,447	$18,570,313	$18,446,713	$18,201,945	$18,222,443	$18,489,534	$18,547,900

Interest-bearing demand deposits (1)	$8,000,614	$7,747,480	$7,682,684	$7,789,239	$7,789,318	$7,805,426	$7,838,499
Savings deposits (1)	963,759	976,664	989,689	993,232	983,292	980,744	1,016,373
Time deposits	3,447,188	3,439,180	3,313,420	3,160,134	3,265,358	3,341,039	3,331,543
Total interest-bearing deposits	12,411,561	12,163,324	11,985,793	11,942,605	12,037,968	12,127,209	12,186,415
Fed funds purchased and repurchases	402,772	419,802	416,104	405,189	357,798	410,984	398,884
Other borrowings	178,487	283,629	431,861	344,040	218,244	308,980	388,266
Subordinated notes	160,786	123,831	123,779	123,721	123,666	133,106	123,584
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,215,462	13,052,442	13,019,393	12,877,411	12,799,532	13,042,135	13,159,005
Noninterest-bearing deposits	3,185,575	3,194,587	3,171,796	3,055,333	3,192,358	3,152,297	3,179,641
Other liabilities	204,636	232,911	214,315	277,647	257,990	232,178	383,627
Total liabilities	16,605,673	16,479,940	16,405,504	16,210,391	16,249,880	16,426,610	16,722,273
Shareholders' equity	2,126,774	2,090,373	2,041,209	1,991,554	1,972,563	2,062,924	1,825,627
Total liabilities and equity	$18,732,447	$18,570,313	$18,446,713	$18,201,945	$18,222,443	$18,489,534	$18,547,900

(1) During the first quarter of 2025, Trustmark ceased the daily sweep from low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Cash and due from banks	$668,007	$732,826	$634,402	$587,362	$567,251
Securities available for sale	1,876,830	1,814,245	1,782,092	1,737,462	1,692,534
Securities held to maturity	1,207,454	1,268,459	1,290,572	1,315,053	1,335,385
LHFS	278,789	228,141	219,649	188,689	200,307
LHFI	13,674,233	13,548,156	13,464,780	13,241,469	13,089,942
ACL LHFI	(157,071)	(165,242)	(168,237)	(167,010)	(160,270)
Net LHFI	13,517,162	13,382,914	13,296,543	13,074,459	12,929,672
Premises and equipment, net	225,658	227,805	228,964	231,202	235,410
Mortgage servicing rights	131,289	131,676	132,702	134,395	139,317
Goodwill	334,605	334,605	334,605	334,605	334,605
Other real estate	6,957	8,325	8,972	8,348	5,917
Operating lease right-of-use assets	32,152	33,012	34,016	33,861	34,668
Other assets (1)	646,308	639,502	653,142	650,767	677,356
Total assets	$18,925,211	$18,801,510	$18,615,659	$18,296,203	$18,152,422

Deposits:
Noninterest-bearing	$3,036,504	$3,321,132	$3,135,435	$3,069,929	$3,073,565
Interest-bearing	12,463,280	12,309,842	11,980,426	12,010,775	12,034,610
Total deposits	15,499,784	15,630,974	15,115,861	15,080,704	15,108,175
Fed funds purchased and repurchases	445,000	420,000	456,326	360,080	324,008
Other borrowings	364,762	208,366	558,654	404,815	301,541
Subordinated notes	171,966	123,867	123,812	123,757	123,702
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	27,951	26,186	25,891	26,561	29,392
Operating lease liabilities	36,250	37,100	38,091	37,917	38,698
Other liabilities	195,965	178,893	164,379	179,286	202,723
Total liabilities	16,803,534	16,687,242	16,544,870	16,274,976	16,190,095
Common stock	12,296	12,528	12,585	12,651	12,711
Capital surplus	81,951	123,435	133,195	143,001	157,899
Retained earnings	2,041,055	1,997,685	1,955,498	1,914,277	1,875,376
Accumulated other comprehensive income (loss), net of tax	(13,625)	(19,380)	(30,489)	(48,702)	(83,659)
Total shareholders' equity	2,121,677	2,114,268	2,070,789	2,021,227	1,962,327
Total liabilities and equity	$18,925,211	$18,801,510	$18,615,659	$18,296,203	$18,152,422

(1) Trustmark reclassified its identifiable intangible assets, net to other assets. The prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Interest and fees on LHFS & LHFI-FTE	$211,716	$214,636	$209,077	$201,929	$211,019	$837,358	$857,307
Interest on securities-taxable	26,587	26,625	26,269	26,056	26,196	105,537	85,921
Interest on securities-tax exempt-FTE	—	—	—	—	—	—	5
Other interest income	3,967	4,233	4,734	3,846	5,128	16,780	29,667
Total interest income-FTE	242,270	245,494	240,080	231,831	242,343	959,675	972,900
Interest on deposits	67,696	71,065	68,177	67,718	75,941	274,656	329,381
Interest on fed funds purchased and repurchases	4,089	4,626	4,513	4,298	4,036	17,526	20,154
Other interest expense	4,659	4,585	5,982	5,076	3,922	20,302	26,374
Total interest expense	76,444	80,276	78,672	77,092	83,899	312,484	375,909
Net interest income-FTE	165,826	165,218	161,408	154,739	158,444	647,191	596,991
PCL, LHFI	(550)	1,390	5,346	8,125	6,960	14,311	37,287
PCL, off-balance sheet credit exposures	1,765	295	(670)	(2,831)	502	(1,441)	(4,665)
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	—	—	8,633
Net interest income after provision-FTE	164,611	163,533	156,732	149,445	150,982	634,321	555,736
Service charges on deposit accounts	11,184	11,251	10,585	10,636	11,228	43,656	44,382
Bank card and other fees	8,646	8,318	8,754	7,664	8,717	33,382	33,301
Mortgage banking, net	7,527	8,182	8,602	8,771	7,388	33,082	26,626
Wealth management	11,133	9,798	9,638	9,543	9,319	40,112	37,251
Other, net	2,745	2,382	2,311	5,970	4,298	13,408	17,813
Securities gains (losses), net	—	—	—	—	—	—	(182,792)
Total noninterest income (loss)	41,235	39,931	39,890	42,584	40,950	163,640	(23,419)
Salaries and employee benefits	75,079	71,508	68,298	68,492	69,223	283,377	266,239
Services and fees	27,369	28,777	26,998	26,247	26,692	109,391	101,590
Net occupancy-premises	7,835	7,774	7,507	7,385	7,195	30,501	29,128
Equipment expense	6,878	6,410	6,206	6,308	6,208	25,802	24,915
Other expense	15,011	16,464	16,105	15,579	15,112	63,159	63,818
Total noninterest expense	132,172	130,933	125,114	124,011	124,430	512,230	485,690
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	73,674	72,531	71,508	68,018	67,502	285,731	46,627
Tax equivalent adjustment	2,940	2,777	2,652	2,684	2,596	11,053	12,570
Income (loss) from cont. ops before income taxes	70,734	69,754	68,856	65,334	64,906	274,678	34,057
Income taxes from cont. ops	12,860	12,967	13,015	11,701	8,594	50,543	(11,153)
Income (loss) from cont. ops	57,874	56,787	55,841	53,633	56,312	224,135	45,210
Income from discontinued operations (discont. ops) before income taxes	—	—	—	—	—	—	237,152
Income taxes from discont. ops	—	—	—	—	—	—	59,353
Income from discont. ops	—	—	—	—	—	—	177,799
Net income	$57,874	$56,787	$55,841	$53,633	$56,312	$224,135	$223,009

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.97	$0.94	$0.92	$0.88	$0.92	$3.72	$0.74
Basic earnings per share from discont. ops	$—	$—	$—	$—	$—	$—	$2.91
Basic earnings per share - total	$0.97	$0.94	$0.92	$0.88	$0.92	$3.72	$3.65

Diluted earnings (loss) per share from cont. ops	$0.97	$0.94	$0.92	$0.88	$0.92	$3.70	$0.74
Diluted earnings per share from discont. ops	$—	$—	$—	$—	$—	$—	$2.90
Diluted earnings per share - total	$0.97	$0.94	$0.92	$0.88	$0.92	$3.70	$3.63

Dividends per share	$0.24	$0.24	$0.24	$0.24	$0.23	$0.96	$0.92

Weighted average shares outstanding
Basic	59,691,343	60,299,193	60,462,578	60,799,984	61,101,954	60,310,198	61,158,427
Diluted	59,950,488	60,540,158	60,693,515	61,049,120	61,367,825	60,542,187	61,384,221
Period end shares outstanding	59,012,423	60,126,376	60,401,684	60,718,411	61,008,023	59,012,423	61,008,023

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Nonaccrual LHFI
Alabama	$4,638	$3,475	$8,422	$18,633	$18,601
Florida	442	460	437	391	305
Mississippi (1)	73,045	62,502	54,015	49,107	42,203
Tennessee (2)	2,396	2,293	2,232	2,339	2,431
Texas	3,870	15,225	15,894	16,150	16,569
Total nonaccrual LHFI	84,391	83,955	81,000	86,620	80,109
Other real estate
Alabama	409	656	772	271	170
Mississippi (1)	5,621	5,843	4,860	4,837	2,407
Tennessee (2)	927	927	1,079	979	1,079
Texas	—	899	2,261	2,261	2,261
Total other real estate	6,957	8,325	8,972	8,348	5,917
Total nonperforming assets	$91,348	$92,280	$89,972	$94,968	$86,026

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,097	$4,853	$3,854	$4,355	$4,092

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$98,939	$77,859	$75,564	$71,720	$71,255

	Quarter Ended					Year Ended
ACL LHFI	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Beginning Balance	$165,242	$168,237	$167,010	$160,270	$157,929	$160,270	$139,367
PCL, LHFI	(550)	1,390	5,346	8,125	6,960	14,311	37,287
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	—	—	8,633
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	—	—	—	(8,633)
Charge-offs	(9,892)	(6,775)	(6,380)	(3,701)	(7,730)	(26,748)	(26,316)
Recoveries	2,271	2,390	2,261	2,316	3,111	9,238	9,932
Net (charge-offs) recoveries	(7,621)	(4,385)	(4,119)	(1,385)	(4,619)	(17,510)	(25,017)
Ending Balance	$157,071	$165,242	$168,237	$167,010	$160,270	$157,071	$160,270

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(426)	$(3,069)	$(2,331)	$(207)	$(3,608)	$(6,033)	$(6,988)
Florida	204	2	151	(17)	8	340	884
Mississippi (1)	(1,468)	(1,520)	(1,647)	(755)	(1,319)	(5,390)	(13,801)
Tennessee (2)	(82)	(182)	(258)	(301)	(208)	(823)	(805)
Texas	(5,849)	384	(34)	(105)	508	(5,604)	(4,307)
Total net (charge-offs) recoveries	$(7,621)	$(4,385)	$(4,119)	$(1,385)	$(4,619)	$(17,510)	$(25,017)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2025
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Return on average equity from continuing operations	10.80%	10.78%	10.97%	10.92%	11.36%	10.86%	2.48%
Return on average equity from adjusted continuing operations (1)	n/a	n/a	n/a	n/a	n/a	n/a	10.34%
Return on average equity - total	10.80%	10.78%	10.97%	10.92%	11.36%	10.86%	12.22%

Return on average tangible equity from continuing operations	12.82%	12.84%	13.13%	13.13%	13.68%	12.97%	3.04%
Return on average tangible equity from adjusted continuing operations (1)	n/a	n/a	n/a	n/a	n/a	n/a	12.71%
Return on average tangible equity - total	12.82%	12.84%	13.13%	13.13%	13.68%	12.97%	15.20%

Return on average assets from continuing operations	1.23%	1.21%	1.21%	1.19%	1.23%	1.21%	0.24%
Return on average assets from adjusted continuing operations (1)	n/a	n/a	n/a	n/a	n/a	n/a	1.01%
Return on average assets - total	1.23%	1.21%	1.21%	1.19%	1.23%	1.21%	1.20%

Interest margin - Yield - FTE	5.56%	5.69%	5.66%	5.62%	5.76%	5.63%	5.72%
Interest margin - Cost	1.75%	1.86%	1.86%	1.87%	1.99%	1.83%	2.21%
Net interest margin - FTE	3.81%	3.83%	3.81%	3.75%	3.76%	3.80%	3.51%
Efficiency ratio (2)	62.69%	61.98%	61.24%	61.77%	61.77%	61.93%	63.26%
Full-time equivalent employees	2,543	2,539	2,510	2,506	2,500

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans	0.22%	0.13%	0.12%	0.04%	0.14%	0.13%	0.12%
PCL, LHFI (excl PCL, LHFI sale of 1-4 family mortgage loans) / average loans	-0.02%	0.04%	0.16%	0.25%	0.21%	0.11%	0.28%
Nonaccrual LHFI / (LHFI + LHFS)	0.60%	0.61%	0.59%	0.64%	0.60%
Nonperforming assets / (LHFI + LHFS)	0.65%	0.67%	0.66%	0.71%	0.65%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.65%	0.67%	0.66%	0.71%	0.65%
ACL LHFI / LHFI	1.15%	1.22%	1.25%	1.26%	1.22%
ACL LHFI-commercial / commercial LHFI	0.91%	1.00%	1.07%	1.11%	1.10%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.94%	1.95%	1.83%	1.76%	1.62%
ACL LHFI / nonaccrual LHFI	186.12%	196.82%	207.70%	192.81%	200.06%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	209.18%	239.69%	272.20%	296.41%	341.20%

CAPITAL RATIOS
Total equity / total assets	11.21%	11.25%	11.12%	11.05%	10.81%
Tangible equity / tangible assets	9.61%	9.64%	9.50%	9.39%	9.13%
Tangible equity / risk-weighted assets	11.54%	11.66%	11.41%	11.23%	10.86%
Tier 1 leverage ratio	10.18%	10.26%	10.15%	10.11%	9.99%
Common equity tier 1 capital ratio	11.72%	11.88%	11.70%	11.63%	11.54%
Tier 1 risk-based capital ratio	12.11%	12.27%	12.09%	12.03%	11.94%
Total risk-based capital ratio	14.41%	14.33%	14.15%	14.10%	13.97%

STOCK PERFORMANCE
Market value-Close	$38.95	$39.60	$36.46	$34.49	$35.37
Book value	$35.95	$35.16	$34.28	$33.29	$32.17
Tangible book value	$30.28	$29.60	$28.74	$27.78	$26.68

(1) Adjusted continuing operations excludes significant non-routine transactions. See Note 8 - Non-GAAP Financial Measures in the Notes to the Consolidated Financials.
(2) See Note 8 - Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

n/a - not applicable

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 1 - Significant Non-Routine Transactions

Trustmark completed the following significant non-routine transactions during the second quarter of 2024. The gains and losses described below are reflected in the year ended December 31, 2024 in the Consolidated Financial Information as well as the relevant tables in the Notes to Consolidated Financials:

•
On May 31, 2024, Trustmark Bank (TB) closed the sale of its wholly owned subsidiary, Fisher Brown Bottrell Insurance, Inc., (FBBI) to Marsh & McLennan Agency LLC, consistent with the terms as previously announced on April 23, 2024. TB is a wholly owned subsidiary of Trustmark Corporation (Trustmark). Trustmark recognized a gain on the sale of $228.3 million ($171.2 million, net of taxes) in income from discontinued operations. The operations of FBBI are also included in discontinued operations for the applicable periods presented.
•
Trustmark restructured its investment securities portfolio by selling $1.561 billion of available for sale securities with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes) and was recorded to noninterest income in securities gains (losses), net. Trustmark purchased $1.378 billion of available for sale securities with an average yield of 4.85%.
•
Trustmark sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at the time of selection totaling $56.2 million, which resulted in a loss of $13.4 million ($10.1 million, net of taxes). The portion of the loss related to credit totaled $8.6 million and was recorded as adjustments to charge-offs and the provision for credit losses. The noncredit-related portion of the loss totaled $4.8 million and was recorded to noninterest income in other, net.
•
In the second quarter of 2024, Visa and TB completed an exchange, offered by Visa, in which TB received Visa B-2 shares and Visa C shares for its Visa B-1 shares. The Visa C shares that were received by TB were recognized at fair value, which resulted in a gain of $8.1 million ($6.0 million, net of taxes) and recorded to noninterest income in other, net during the second quarter of 2024. During the third quarter of 2024, TB sold all of the Visa C shares for approximately the same carrying value at June 30, 2024. The Visa B-2 shares were recorded at their nominal carrying value.

Note 2 – Subordinated Notes Payable

During the fourth quarter of 2025, Trustmark agreed to issue and sell $175.0 million aggregate principal amount of its 6.00% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2035. The Notes were sold at an underwriting discount of 1.1%, resulting in net proceeds to Trustmark of $173.1 million before deducting offering expenses. Trustmark used the net proceeds from the offering, after the payment of offering expenses, to repay the existing $125.0 million of aggregate principal amount of its outstanding 3.625% Fixed-to-Floating Rate Subordinated Notes due December 1, 2030 plus accrued interest, and for general corporate purposes.

The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TB. The Notes qualify as Tier 2 capital for Trustmark. The Notes may be redeemed at Trustmark’s option under certain circumstances.

From and including the date of issuance to, but excluding, December 1, 2030 (unless redeemed prior to such date), the Notes bear interest at a rate of 6.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2026. From and including December 1, 2030 to, but excluding, the maturity date (unless redeemed prior to such date), the Notes will bear interest at a floating rate per year equal to the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 260 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2031.

At December 31, 2025, the carrying amount of the Notes was $172.0 million.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 3 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$208,948	$208,269	$215,679	$212,463	$202,669
U.S. Government agency obligations	70,849	70,535	65,800	49,325	38,807
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	38,535	35,806	34,070	28,108	28,411
Issued by FNMA and FHLMC	1,187,759	1,126,931	1,109,203	1,090,137	1,070,538
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	370,739	372,704	357,340	357,429	352,109
Total securities available for sale	$1,876,830	$1,814,245	$1,782,092	$1,737,462	$1,692,534

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$30,615	$30,421	$30,226	$30,033	$29,842
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,154	14,353	14,750	15,726	16,218
Issued by FNMA and FHLMC	372,311	384,625	398,161	411,454	423,372
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	96,667	103,041	109,697	116,969	123,685
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	694,707	736,019	737,738	740,871	742,268
Total securities held to maturity	$1,207,454	$1,268,459	$1,290,572	$1,315,053	$1,335,385

At December 31, 2025, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $36.3 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, direct obligations of government agencies and GSE-backed obligations. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Loans secured by real estate:
Construction, land development and other land loans	$1,144,591	$1,241,827	$1,355,223	$1,321,631	$1,417,148
Secured by 1-4 family residential properties	3,056,189	3,054,869	3,057,362	2,973,978	2,949,543
Secured by nonfarm, nonresidential properties	3,304,523	3,299,819	3,478,932	3,532,842	3,533,282
Other real estate secured	2,124,272	2,055,712	1,918,341	1,876,459	1,633,830
Commercial and industrial loans	1,999,464	1,903,606	1,832,295	1,765,893	1,840,722
Consumer loans	159,158	151,287	149,395	154,623	151,443
State and other political subdivision loans	1,061,584	1,028,396	961,251	974,300	969,836
Other loans and leases	824,452	812,640	711,981	641,743	594,138
LHFI	13,674,233	13,548,156	13,464,780	13,241,469	13,089,942
ACL LHFI	(157,071)	(165,242)	(168,237)	(167,010)	(160,270)
Net LHFI	$13,517,162	$13,382,914	$13,296,543	$13,074,459	$12,929,672

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	December 31, 2025
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,144,591	$437,797	$25,280	$175,644	$251,055	$36,569	$218,246
Secured by 1-4 family residential properties	3,056,189	167,686	66,790	—	2,688,718	90,574	42,421
Secured by nonfarm, nonresidential properties	3,304,523	800,973	179,726	58,886	1,527,022	127,681	610,235
Other real estate secured	2,124,272	861,247	1,621	222,998	613,766	7,231	417,409
Commercial and industrial loans	1,999,464	545,831	21,092	352,448	697,450	139,002	243,641
Consumer loans	159,158	21,085	7,262	—	91,170	13,418	26,223
State and other political subdivision loans	1,061,584	48,938	56,720	4,690	826,565	26,563	98,108
Other loans and leases	824,452	22,510	4,320	440,254	249,691	50,813	56,864
Loans	$13,674,233	$2,906,067	$362,811	$1,254,920	$6,945,437	$491,851	$1,713,147

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$74,904	33,841	$7,462	$—	$14,027	$2,437	$17,137
Development	84,030	37,633	264	—	18,518	11,600	16,015
Unimproved land	82,353	20,122	7,654	—	19,775	5,770	29,032
1-4 family construction	308,066	161,093	9,900	17,360	68,252	16,424	35,037
Other construction	595,238	185,108	—	158,284	130,483	338	121,025
Construction, land development and other land loans	$1,144,591	$437,797	$25,280	$175,644	$251,055	$36,569	$218,246

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

	December 31, 2025
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$243,503	$88,620	$12,965	$—	$58,166	$19,036	$64,716
Office	225,849	82,704	17,475	—	85,278	2,704	37,688
Hotel/motel	234,897	120,008	40,827	—	52,033	22,029	—
Mini-storage	176,575	46,991	1,325	40,886	86,352	569	452
Industrial & warehouses	508,016	88,654	17,670	18,000	246,846	2,442	134,404
Health care	122,128	97,895	655	—	21,249	311	2,018
Convenience stores	19,803	2,012	372	—	11,378	160	5,881
Nursing homes/senior living	233,004	13,948	—	—	142,465	3,452	73,139
Other	107,145	25,212	8,111	—	57,375	6,899	9,548
Total non-owner occupied loans	1,870,920	566,044	99,400	58,886	761,142	57,602	327,846

Owner-occupied:
Office	149,500	46,947	29,863	—	37,653	10,382	24,655
Churches	47,039	9,824	3,661	—	25,619	2,676	5,259
Industrial & warehouses	239,567	16,480	7,044	—	70,279	10,079	135,685
Health care	118,783	4,732	14,528	—	90,210	2,114	7,199
Convenience stores	101,177	7,107	2,748	—	55,207	—	36,115
Retail	77,138	10,424	13,318	—	39,525	7,070	6,801
Restaurants	66,834	2,482	2,254	—	32,102	24,011	5,985
Auto dealerships	30,680	2,614	145	—	14,239	13,682	—
Nursing homes/senior living	482,783	118,407	—	—	338,597	—	25,779
Other	120,102	15,912	6,765	—	62,449	65	34,911
Total owner-occupied loans	1,433,603	234,929	80,326	—	765,880	70,079	282,389
Loans secured by nonfarm, nonresidential properties	$3,304,523	$800,973	$179,726	$58,886	$1,527,022	$127,681	$610,235

Note 5 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the costs of interest-bearing liabilities on a tax equivalent basis. The cost of total deposits includes both interest-bearing deposits and noninterest-bearing deposits. The net interest margin, which equals reported net interest income-FTE, annualized, as a percent of average earning assets, is also presented in the table below.

	Quarter Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Securities – taxable	3.46%	3.50%	3.46%	3.46%	3.41%	3.47%	2.70%
Securities – nontaxable	—	—	—	—	—	—	4.46%
Securities – total	3.46%	3.50%	3.46%	3.46%	3.41%	3.47%	2.70%
LHFI & LHFS	6.06%	6.21%	6.19%	6.15%	6.32%	6.15%	6.45%
Other earning assets	4.26%	4.32%	4.58%	4.27%	4.83%	4.36%	5.41%
Total earning assets	5.56%	5.69%	5.66%	5.62%	5.76%	5.63%	5.72%

Interest-bearing deposits	2.16%	2.32%	2.28%	2.30%	2.51%	2.26%	2.70%
Fed funds purchased & repurchases	4.03%	4.37%	4.35%	4.30%	4.49%	4.26%	5.05%
Other borrowings	4.61%	3.88%	3.89%	3.89%	3.86%	4.03%	4.60%
Total interest-bearing liabilities	2.29%	2.44%	2.42%	2.43%	2.61%	2.40%	2.86%

Total Deposits	1.72%	1.84%	1.80%	1.83%	1.98%	1.80%	2.14%

Net interest margin	3.81%	3.83%	3.81%	3.75%	3.76%	3.80%	3.51%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 5 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities (continued)

The net interest margin decreased two basis points when compared to the third quarter of 2025, totaling 3.81% for the fourth quarter of 2025, primarily due to the accelerated amortization of capitalized costs related to the 2020 subordinated debt issue refinanced during the quarter while decreases in the yields for the loans held for investment and held for sale and the securities portfolios were largely offset by the decrease in the costs of interest-bearing deposits.

Note 6 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $582 thousand during the fourth quarter of 2025.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Mortgage servicing income, net	$7,342	$7,251	$7,142	$7,161	$7,161	$28,896	$28,215
Change in fair value-MSR from runoff	(4,141)	(3,441)	(3,596)	(2,062)	(3,118)	(13,240)	(11,645)
Gain on sales of loans, net	4,908	5,230	5,597	4,253	4,470	19,988	19,278
Mortgage banking income before hedge ineffectiveness	8,109	9,040	9,143	9,352	8,513	35,644	35,848
Change in fair value-MSR from market changes	(445)	(1,521)	(1,946)	(5,928)	12,710	(9,840)	5,801
Change in fair value of derivatives	(137)	663	1,405	5,347	(13,835)	7,278	(15,023)
Net positive (negative) hedge ineffectiveness	(582)	(858)	(541)	(581)	(1,125)	(2,562)	(9,222)
Mortgage banking, net	$7,527	$8,182	$8,602	$8,771	$7,388	$33,082	$26,626

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Partnership amortization for tax credit purposes	$(2,380)	$(2,385)	$(2,137)	$(2,124)	$(1,992)	$(9,026)	$(7,627)
Increase in life insurance cash surrender value	1,940	1,945	1,911	1,867	1,891	7,663	7,478
Loss on sale of 1-4 family mortgage loans	—	—	—	—	—	—	(4,798)
Visa C shares fair value adjustment	—	—	—	—	—	—	8,056
Other miscellaneous income	3,185	2,822	2,537	6,227	4,399	14,771	14,704
Total other, net	$2,745	$2,382	$2,311	$5,970	$4,298	$13,408	$17,813

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Loan expense	$3,425	$3,287	$3,377	$2,792	$2,921	$12,881	$11,580
Amortization of intangibles	32	31	32	31	27	126	110
FDIC assessment expense	3,546	3,935	4,064	4,160	4,815	15,705	19,211
Other real estate expense, net	501	1,932	159	452	(286)	3,044	3,164
Other miscellaneous expense	7,507	7,279	8,473	8,144	7,635	31,403	29,753
Total other expense	$15,011	$16,464	$16,105	$15,579	$15,112	$63,159	$63,818

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$2,126,774	$2,090,373	$2,041,209	$1,991,554	$1,972,563	$2,062,924	$1,825,627
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(9)	(49)	(80)	(113)	(141)	(62)	(182)
Total average tangible equity		$1,792,160	$1,755,719	$1,706,524	$1,656,836	$1,637,817	$1,728,257	$1,490,840

PERIOD END BALANCES
Total shareholders' equity		$2,121,677	$2,114,268	$2,070,789	$2,021,227	$1,962,327
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	(32)	(63)	(95)	(126)
Total tangible equity	(a)	$1,787,072	$1,779,631	$1,736,121	$1,686,527	$1,627,596

TANGIBLE ASSETS
Total assets		$18,925,211	$18,801,510	$18,615,659	$18,296,203	$18,152,422
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	(32)	(63)	(95)	(126)
Total tangible assets	(b)	$18,590,606	$18,466,873	$18,280,991	$17,961,503	$17,817,691
Risk-weighted assets	(c)	$15,483,472	$15,262,807	$15,215,021	$15,024,476	$14,990,258

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss) from continuing operations		$57,874	$56,787	$55,841	$53,633	$56,312	$224,135	$45,210
Plus: Intangible amortization net of tax from continuing operations		24	24	24	24	20	96	81
Net income (loss) adjusted for intangible amortization		$57,898	$56,811	$55,865	$53,657	$56,332	$224,231	$45,291
Period end common shares outstanding	(d)	59,012,423	60,126,376	60,401,684	60,718,411	61,008,023

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity from continuing operations (1)		12.82%	12.84%	13.13%	13.13%	13.68%	12.97%	3.04%
Tangible equity/tangible assets	(a)/(b)	9.61%	9.64%	9.50%	9.39%	9.13%
Tangible equity/risk-weighted assets	(a)/(c)	11.54%	11.66%	11.41%	11.23%	10.86%
Tangible book value	(a)/(d)*1,000	$30.28	$29.60	$28.74	$27.78	$26.68

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$2,121,677	$2,114,268	$2,070,789	$2,021,227	$1,962,327
CECL transition adjustment		—	—	—	—	6,500
AOCI-related adjustments		13,625	19,380	30,489	48,702	83,659
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,754)	(320,754)	(320,755)	(320,756)	(320,756)
Other adjustments and deductions for CET1 (2)		(253)	(111)	(955)	(2,175)	(2,058)
CET1 capital	(e)	1,814,295	1,812,783	1,779,568	1,746,998	1,729,672
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,874,295	$1,872,783	$1,839,568	$1,806,998	$1,789,672

Common equity tier 1 capital ratio	(e)/(c)	11.72%	11.88%	11.70%	11.63%	11.54%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Year Ended
		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024

Net interest income (GAAP)	(a)	$162,886	$162,441	$158,756	$152,055	$155,848	$636,138	$584,421

Noninterest income (loss) (GAAP)		41,235	39,931	39,890	42,584	40,950	163,640	(23,419)
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	—	—	—	—	—	4,798
Visa C shares fair value adjustment (incl in Other, net)		—	—	—	—	—	—	(8,056)
Securities (gains) losses, net		—	—	—	—	—	—	182,792
Noninterest income from adjusted continuing operations (Non-GAAP)	(b)	$41,235	$39,931	$39,890	$42,584	$40,950	$163,640	$156,115

Adjusted pre-provision revenue	(a)+(b)=(c)	$204,121	$202,372	$198,646	$194,639	$196,798	$799,778	$740,536
Noninterest expense (GAAP)	(d)	132,172	130,933	125,114	124,011	124,430	512,230	485,690
PPNR (Non-GAAP)	(c)-(d)	$71,949	$71,439	$73,532	$70,628	$72,368	$287,548	$254,846

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents adjustments to net income (loss) from continuing operations and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024

Net income (loss) (GAAP) from continuing operations	$57,874	$56,787	$55,841	$53,633	$56,312	$224,135	$45,210

Significant non-routine transactions (net of taxes):
PCL, LHFI sale of nonperforming 1-4 family	—	—	—	—	—	—	6,475
Loss on sale of 1-4 family mortgage loans	—	—	—	—	—	—	3,598
Visa C shares fair value adjustment	—	—	—	—	—	—	(6,042)
Securities gains (losses), net	—	—	—	—	—	—	137,094
Net income adjusted for significant non-routine transactions (Non-GAAP)	$57,874	$56,787	$55,841	$53,633	$56,312	$224,135	$186,335

Diluted EPS from adjusted continuing operations	$0.97	$0.94	$0.92	$0.88	$0.92	$3.70	$3.04

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity from continuing operations	10.80%	10.78%	10.97%	10.92%	11.36%	10.86%	2.48%
Return on average tangible equity from continuing operations	12.82%	12.84%	13.13%	13.13%	13.68%	12.97%	3.04%
Return on average assets from continuing operations	1.23%	1.21%	1.21%	1.19%	1.23%	1.21%	0.24%

FINANCIAL RATIOS - ADJUSTED (NON-GAAP)
Return on average equity from adjusted continuing operations	n/a	n/a	n/a	n/a	n/a	n/a	10.34%
Return on average tangible equity from adjusted continuing operations	n/a	n/a	n/a	n/a	n/a	n/a	12.71%
Return on average assets from adjusted continuing operations	n/a	n/a	n/a	n/a	n/a	n/a	1.01%

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2025
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Year Ended
			12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024

	Total noninterest expense (GAAP)		$132,172	$130,933	$125,114	$124,011	$124,430	$512,230	$485,690
Less:	Other real estate expense, net		(501)	(1,932)	(159)	(452)	286	(3,044)	(3,164)
	Amortization of intangibles		(32)	(31)	(32)	(31)	(27)	(126)	(110)
	Charitable contributions resulting in state tax credits		(333)	(334)	(334)	(334)	(300)	(1,335)	(1,200)
	Adjusted noninterest expense (Non-GAAP)	(a)	$131,306	$128,636	$124,589	$123,194	$124,389	$507,725	$481,216

	Net interest income (GAAP)		$162,886	$162,441	$158,756	$152,055	$155,848	$636,138	$584,421
Add:	Tax equivalent adjustment		2,940	2,777	2,652	2,684	2,596	11,053	12,570
	Net interest income-FTE (Non-GAAP)	(b)	$165,826	$165,218	$161,408	$154,739	$158,444	$647,191	$596,991

	Noninterest income (loss) (GAAP)		$41,235	$39,931	$39,890	$42,584	$40,950	$163,640	$(23,419)
Add:	Partnership amortization for tax credit purposes		2,380	2,385	2,137	2,124	1,992	9,026	7,627
	Loss on sale of 1-4 family mortgage loans		—	—	—	—	—	—	4,798
	Securities (gains) losses, net		—	—	—	—	—	—	182,792
Less:	Visa C shares fair value adjustment		—	—	—	—	—	—	(8,056)
	Adjusted noninterest income (Non-GAAP)	(c)	$43,615	$42,316	$42,027	$44,708	$42,942	$172,666	$163,742

	Adjusted revenue (Non-GAAP)	(b)+(c)	$209,441	$207,534	$203,435	$199,447	$201,386	$819,857	$760,733

	Efficiency ratio (Non-GAAP)	(a)/((b)+(c))	62.69%	61.98%	61.24%	61.77%	61.77%	61.93%	63.26%